Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Humana Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Humana Inc., that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ BRUCE D. BROUSSARD
Bruce D. Broussard President and Chief Executive Officer, Director (Principal Executive Officer)
February 20, 2020

/s/ BRIAN A. KANE
Brian A. Kane Chief Financial Officer (Principal Financial Officer)
February 20, 2020
A signed original of this written statement required by Section 906 has been provided to Humana Inc. and will be retained by Humana Inc. and furnished to the Securities and Exchange Commission or its staff upon request.